UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 2, 2012

EMMIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA

(State of incorporation or organization)

0-23264

(Commission file number)

35-1542018

(I.R.S. Employer Identification No.)

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

SUITE 700

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices)

(317) 266-0100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

On October 2, 2012, Emmis entered into a non-binding letter of intent with Marketron Broadcast Solutions, LLC (“Marketron”), pursuant to which, effective October 4, 2012, Marketron assumed operating control of Emmis Interactive, Inc., a subsidiary of Emmis that provides a content management system, data analytic tools, and related services principally to radio operators. Under the terms of the letter of intent, Emmis retains an economic interest in future revenues associated with certain intellectual property developed by Emmis Interactive, Inc. Closing of this transaction is expected on or before October 31, 2012, and is subject to completion of due diligence, negotiation of a definitive purchase agreement, and other customary closing conditions.

The net revenues of Emmis Interactive in the twelve months ended August 31, 2012 were approximately $4.9 million and it operated with a negative margin. In connection with the transaction, Emmis agreed to pay approximately $0.6 million in severance costs for employees not being retained by Marketron.

On October 4, 2012, Emmis issued a press release announcing the transactions described above. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

EXHIBIT #	DESCRIPTION

99.1	Press Release dated October 4, 2012 of Emmis Communications Corporation.

Note: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•	general economic and business conditions;

•	fluctuations in the demand for advertising and demand for different types of advertising media;

•	our ability to service our outstanding debt;

•	increased competition in our markets and the broadcasting industry;

•	our ability to attract and secure programming, on-air talent, writers and photographers;

•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

•	increases in the costs of programming, including on-air talent;

•	inability to grow through suitable acquisitions or to consummate dispositions;

•	changes in audience measurement systems

•	new or changing regulations of the Federal Communications Commission or other governmental agencies;

•	competition from new or different technologies;

•	war, terrorist acts or political instability; and

•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: October 4, 2012	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary